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                                                                    EXHIBIT 23.1





                        CONSENT OF INDEPENDENT AUDITORS



         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 2-93173) pertaining to the Anixter International Inc. 1983 Stock Incentive Plan, the Registration Statement (Form S-8 No. 33-13486) pertaining to the Anixter International Inc. Key Executive Equity Plan, the Registration Statement (Form S-8 No. 33-21656) pertaining to the Anixter International Inc. 1988 Employee Stock Purchase Plan, the Registration Statement (Form S-8 No. 33-38364) pertaining to the Anixter International Inc. 1989 Employee Stock Incentive Plan, the Registration Statement (Form S-8 No. 33-60676) pertaining to the Anixter International Inc. 1993 Director of Stock Option Plan, and the Registration Statement (Form S-8 No. 33-05907) pertaining to the Anixter International Inc. 1996 Stock Incentive Plan and in the related Prospectuses of our report dated February 9, 1998, with respect to the consolidated financial statements and schedules of Anixter International Inc. included in this Annual Report (Form 10-K) for the year ended January 2, 1998.



                                                  ERNST & YOUNG LLP



Chicago, Illinois
March 26, 1998